Exhibit 99.1

Selected historical consolidated financial and operating data

The following table sets forth Knology, Inc.’s selected historical consolidated financial and operating data which should be read in conjunction with Exhibit 99.2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Exhibit 99.4, our audited consolidated financial statements for the years ended December 31, 2000, 2001 and 2002 and as of December 31, 2001 and 2002, and the related notes. The selected consolidated financial data for the years ended December 31, 2000, 2001, and 2002 and as of December 31, 2001 and 2002 are derived from our audited consolidated financial statements included in Exhibit 99.4. The selected consolidated financial data for the years ended December 31, 1998 and 1999 and as of December 31, 1998, 1999 and 2000 are derived from our audited consolidated financial statements not included in this Current Report on Form 8-K. The selected consolidated financial data for the nine months ended September 30, 2002 and 2003 and as of September 30, 2003 are derived from our unaudited consolidated financial statements not included in this Current Report on Form 8-K. The unaudited selected consolidated financial data include, in the opinion of management, all adjustments, consisting only of normal, recurring adjustments, that management considers necessary for a fair statement of the results for those periods. The historical results are not necessarily indicative of results to be expected in any future period and the results for the nine months ended September 30, 2003 should not be considered indicative of results expected for the full year or any future quarters.

Selected historical consolidated financial and operating data

Consolidated statements of operations data:	Years ended December 31,					Nine months ended September 30,
	1998	1999	2000	2001	2002	2002	2003

	(in thousands)
Revenues	$45,132	$66,721	$82,573	$106,189	$141,866	$103,044	$127,289
Cost of services (excluding depreciation and amortization)	16,797	26,965	31,010	32,469	41,007	30,303	34,691
Selling, operations and administrative expense	33,266	45,960	58,725	73,322	79,837	59,084	68,883
Depreciation and amortization	17,327	40,970	60,672	78,954	80,533	60,147	58,922
Restructuring expenses and non-cash (gains) and charges	—	—	—	(31,875)	(92,750)	13,129	1,466
Litigation fees	—	—	—	—	1,244	413	907

Total operating expenses	67,390	113,895	150,407	152,870	109,871	163,076	164,689

Operating (loss) income	(22,258)	(47,174)	(67,834)	(46,681)	31,995	(60,032)	(37,580)
Interest expense, net	(19,428)	(32,944)	(34,859)	(40,069)	(35,871)	(30,754)	(21,291)
Gain on adjustments of warrants to market	—	—	—	—	2,865	2,865	—
Other income (expense), net	784	107	(1,373)	(834)	(321)	(276)	(12,299)

Loss before minority interest, income tax benefit (provision) and cumulative effect of a change in accounting principle	(40,902)	(80,011)	(104,066)	(87,584)	(1,332)	(88,197)	(71,170)
Minority interest	13,294	3,268	—	—	—	—	—
Income tax benefit (provision)	5,631	19,697	3,170	(2,789)	—	(119)	—
Cumulative effect of a change in accounting principle	(583)	—	—	—	(1,294)	(1,294)	—

Net loss	$(22,560)	$(57,046)	$(100,896)	$(90,373)	$(2,626)	$(89,610)	$(71,170)
Subsidiary preferred stock dividends	(1,424)	(1,745)	—	—	—	—	—
Non-cash distribution to preferred stockholders	—	—	—	(36,579)	—	—	—

Net loss attributable to common stockholders	$(23,984)	$(58,791)	$(100,896)	$(126,952)	$(2,626)	$(89,610)	$(71,170)

Consolidated other financial data:

Cash provided by (used in) operating activities	$23,036	$2,236	$35,884	$(13,251)	$10,318	$11,071	$18,896
Cash used in investing activities	34,587	29,316	149,986	89,117	44,847	34,609	26,816
Cash provided by (used in) financing activities	16,083	29,740	126,911	119,814	40,368	2	(2,539)
Capital expenditures	120,227	87,386	146,706	86,696	44,446	35,016	26,579

Selected historical consolidated financial and operating data

Consolidated other operating data:	As of December 31,					As of September 30,
	1998	1999	2000	2001	2002	2002	2003

Homes passed	306,566	325,556	428,815	487,726	524,855	516,321	540,401
Marketable homes passed	242,702	306,566	380,027	423,201	436,462	432,637	446,251
Video connections(1)	80,600	89,937	101,872	118,224	129,452	128,077	133,267
Video penetration(2)	33.2%	29.3%	26.8%	27.9%	29.7%	29.6%	29.9%
Digital video connections	18	5,684	13,722	26,542	33,276	31,561	33,297
Digital penetration of video connections	0.0%	6.3%	13.5%	22.5%	25.7%	24.6%	25.0%
Voice connections on-net(3)	23,742	35,879	55,311	81,901	108,484	102,906	118,038
On-net voice penetration(4)	1.2%	4.6%	8.7%	14.2%	19.5%	18.6%	21.4%
Data connections	908	4,989	14,898	32,573	50,225	46,429	62,276
Data penetration(2)	0.4%	1.6%	3.9%	7.7%	11.5%	10.7%	14.0%
Total connections	111,688	138,713	179,223	238,942	293,149	282,450	319,031

(1)	Voice connections include customers who receive analog or digital video services.
(2)	Penetration is measured as a percentage of marketable homes passed.
(3)	On-net connections are connections provided over our network as opposed to telephone lines leased from third parties.
(4)	On-net voice penetration is measured as a percentage of marketable homes passed and excludes off-net connections, as well as and marketable homes related to our incumbent local exchange carrier subsidiaries.

Consolidated balance sheet data:	As of December 31,					As of September 30, 2003
	1998	1999	2000	2001	2002

	(in thousands)
Cash and cash equivalents	$5,159	$7,819	$20,628	$38,074	$43,913	$33,454
Net working capital	49,979	15,664	(12,918)	617	24,000	15,493
Property and equipment, net	211,886	273,897	377,421	400,851	357,182	325,080
Total assets	374,681	400,334	489,406	516,540	471,291	417,578
Long-term debt, including accrued interest	276,179	331,012	367,616	370,817	248,945	265,889
Total liabilities	314,414	357,684	416,715	423,416	284,899	302,870
Total stockholders’ equity	54,512	37,923	67,965	88,398	184,531	114,708